Exhibit 16.1

April 29, 2025

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re:	Yotta Acquisition Corporation
Commission File Number 001-41357

Commissioners:

We have read the statements made by Yotta Acquisition Corporation. under Item 4.01 of its Form 8-K dated April 29, 2025. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Yotta Acquisition Corporation contained therein.

Very truly yours,

/s/ Marcum LLP

Morristown, New Jersey